EXHIBIT 99.1

CULP ANNOUNCES BROAD RESTRUCTURING PLAN PRIMARILY FOCUSED

ON MATTRESS FABRICS SEGMENT, ALSO UPDATES

FINANCIAL OUTLOOK FOR THE FOURTH QUARTER OF FISCAL 2024

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Expect to achieve $10.0 - $11.0 million in annualized savings and operating improvements with restructuring initiatives
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Expect a return to break even operating results at current industry demand levels post restructuring
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Cash restructuring charges (estimated at $2.5 million) expected to be funded with proceeds from equipment sales
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Anticipate receiving at least $10.0 to $12.0 million in cash proceeds (net of all taxes and commissions) from sale of real estate associated with restructuring plan

HIGH POINT, N.C. (May 1, 2024) ─ Culp, Inc. (NYSE: CULP) (together with its consolidated subsidiaries, “CULP”) today announced a major restructuring plan designed to reduce costs, improve asset utilization, and drive performance and profitable growth. This plan, which is being implemented primarily in the company’s mattress fabrics segment and, to a lesser extent, in its upholstery fabrics segment, includes the following strategic actions:

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Consolidating the company’s North American mattress fabrics operations, including a phased wind-down and closure of the company’s manufacturing plant in Quebec, Canada, and moving knitting and finishing capacity from this plant to the company’s facility in Stokesdale, North Carolina;
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Improving efficiency and through-put by optimizing volume and equipment in the company’s mattress fabrics operation in Stokesdale, North Carolina, to reduce costs and improve quality;
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Transitioning the mattress fabrics segment’s weaving operation to a strategic sourcing model through the company’s long standing supply partners, enhancing competitiveness and value for customers;
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Consolidating the company’s Haiti sewn mattress cover operation (which is located on the Dominican Republic/Haiti border) into one building and significantly reducing operating expenses at that location;
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Restructuring the company’s upholstery fabrics finishing operation in China to align with current demand and continuing to leverage strategic supply relationships; and
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Reducing unallocated corporate and shared services expenses with targeted annualized savings of $1.5 million.

The implementation of these restructuring actions will begin immediately and is expected to be mostly completed by the end of the calendar year.

Iv Culp, president and chief executive officer of Culp, Inc., said, “Our industry faces unprecedented challenges, including macro-economic headwinds pressuring consumer discretionary spending and housing markets, as well as changes in consumer spending patterns. Through the third quarter of fiscal 2024, we were pleased with the sequential improvement we were making in a tough demand environment, especially the approximately 20.0 percent year-over-year revenue growth in our mattress fabrics segment during both the second and third quarter of the fiscal year. However, the industry demand backdrop in both of our businesses experienced significant deterioration during the fourth quarter of fiscal 2024, with much of our customer base advising of sales declines of at least 20 percent. These challenges have reduced demand for our products, resulting in excess capacity and an unsustainable cost structure at current volume levels within our mattress fabrics business. With no ascertainable catalysts that might be expected to drive industry recovery in the near term, we now believe the operating environment will remain pressured for some time. As a result, we are taking aggressive action to bring our manufacturing costs and capacity in line with current and expected

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CULP Announces Broad Restructuring Plan Primarily Focused on Mattress Fabrics Segment

May 1, 2024

demand trends. Importantly, the changes we are making to remove redundancies and transition to a more agile model will not hinder our ability to grow our business going forward, but they will enable us to grow more efficiently and profitably with a lower level of fixed assets.

“Overall, these restructuring actions will reduce the number of associates in our mattress fabrics segment by approximately 240 people, representing around 35 percent of the segment’s total workforce. By taking these steps, we believe we can substantially reduce our fixed costs without materially impacting our top-line sales and without sacrificing our ability to support our customers, grow our business, and maintain our competitive advantage. We also believe these steps will enable us to optimize resources, improve quality, leverage our strong global strategic partnerships, bolster our balance sheet, and ensure a solid foundation for accelerated growth. We are diligently focused on returning our business to profitability, while growing our innovative product portfolio to enhance customer and shareholder value.

“Although these are very difficult decisions, they are necessary steps for CULP to ensure a sustainable business model and return to profitability in this lower demand environment. We sincerely regret the impact on our affected employees, but we remain confident in the company’s future,” added Culp.

Financial Impact

In total, the restructuring plan is expected to generate $10.0 - $11.0 million in annualized cost savings and operating improvements when fully implemented by the end of the calendar year, with most of the resulting benefit realized during the second half of the fiscal year.

The company expects to incur restructuring and restructuring-related costs and charges of approximately $8.0 million, of which $2.6 million are anticipated to be incurred in the first quarter of fiscal 2025, and the remainder are expected to be incurred over the course of fiscal 2025. This includes approximately $2.5 million in cash costs, the majority of which are anticipated to be incurred in the first half of fiscal 2025. The company expects to fund these cash costs with the sale of manufacturing equipment. These restructuring and restructuring-related costs and charges exclude any gain on the sale of real estate, the amount and timing of which is currently unknown but which will ultimately be recorded within restructuring expense and will reduce the amount of the restructuring charges incurred. The company currently anticipates receiving at least $10.0 to $12.0 million in cash proceeds (net of all taxes and commissions) from the sale of real estate under the restructuring plan. Assuming the completion of all of these restructuring actions and the sale of associated real estate by the end of fiscal 2025, the company currently projects its cash and cash equivalents as of the end of fiscal 2025 to be higher than its cash and cash equivalents as of the end of fiscal 2024.

Updated Financial Outlook for the Fourth Quarter of Fiscal 2024

In addition, the company is updating its previously stated financial outlook for the fourth quarter of fiscal 2024. Due to further weakness in industry demand, the company’s consolidated net sales for the fourth quarter are now expected to be approximately 19.0 percent lower as compared to the fourth quarter of fiscal 2023. The company also now expects a consolidated operating loss (loss from operations) for the fourth quarter of fiscal 2024 in the range of $(4.2) million to $(4.7) million. Additionally, the company expects to end the fiscal year with approximately $10.0 million in cash and cash equivalents and no outstanding borrowings. The financial results for the fourth quarter and full fiscal 2024 year will be released on or about June 26, 2024.

Investor Relations Contact

Ken Bowling, Executive Vice President, Chief Financial Officer, and Treasurer:

(336) 881-5630

krbowling@culp.com

About the Company

Culp, Inc. is one of the world’s largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture. The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers. Culp has manufacturing and sourcing capabilities located in the United States, Canada, China, Haiti, Turkey, and Vietnam.

Forward Looking Statements

CULP Announces Broad Restructuring Plan Primarily Focused on Mattress Fabrics Segment

May 1, 2024

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements. Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise. Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations, projections, or trends for our future operations, strategic initiatives and plans, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, cost savings, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, potential acquisitions, future economic or industry trends, public health epidemics, or future developments. There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on our business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in tariffs or trade policy, including changes in U.S. trade enforcement priorities, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States. Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places. In addition, because our foreign operations use the U.S. dollar as their functional currency, changes in the exchange rate between the local currency of those operations and the U.S dollar can affect our reported profits from those foreign operations. Also, economic or political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the global coronavirus pandemic currently affecting countries around the world, could also adversely affect our operations and financial performance. In addition, the impact of potential asset impairments, including impairments of property, plant, and equipment, inventory, or intangible assets, as well as the impact of valuation allowances applied against our net deferred income tax assets, could affect our financial results. Increases in freight costs, labor costs, and raw material prices, including increases in market prices for petrochemical products, can also significantly affect the prices we pay for shipping, labor, and raw materials, respectively, and in turn, increase our operating costs and decrease our profitability. Finally, our success in diversifying our supply chain with reliable partners to effectively service our global platform could affect our operations and adversely affect our financial results. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results.

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